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                                                                    Exhibit 99.2

                          FIRST WESTERN BANCORP, INC.

              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                                 July 20, 1999

    The undersigned having received, together with the joint proxy statement/prospectus dated as of May 21, 1999, notice of the special meeting of shareholders of FIRST WESTERN BANCORP, INC., New Castle, Pennsylvania, to be held on July 20, 1999 at 10:30 a.m., hereby designates and appoints John
W. Sant, Robert C. Duvall and Thomas S. Mansell as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the special meeting of shareholders, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

    MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Proposal 1:  To approve and adopt the Agreement and Plan of Merger by and between Sky Financial Group, Inc. and
             First Western Bancorp, Inc., providing for the merger of First Western with and into Sky Financial.

             / / FOR                                 / / AGAINST                                 / / ABSTAIN

Proposal 2:  To transact such other business as may properly come before the special meeting, or any adjournment or postponements thereof in order to allow the further solicitation of proxies.

             / / FOR                                 / / AGAINST                                 / / ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL
2. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

    The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the First Western special meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of First Western Bancorp, Inc. at 101 East Washington Street, P.O. Box 1488, New Castle, Pennsylvania 16103-1488, attention: Thomas S. Mansell, Secretary. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.

                                                  Dated: _______________________


                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Signature

                                                  Please sign exactly as your
                                                  name appears on your stock
                                                  certificate(s) and return this
                                                  proxy promptly in the
                                                  accompanying envelope. If the
                                                  shares are issued in the names
                                                  of two or more persons, all
                                                  persons should sign the proxy.
                                                  If the shares are issued in
                                                  the name of a corporation or
                                                  partnership, please sign in
                                                  the corporate name, by the
                                                  president or other authorized
                                                  officer, or in the partnership
                                                  name, by an authorized person.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee, guardian or in any
                                                  other representative capacity,
                                                  please give your full title as
                                                  such.

                                                  PLEASE DATE, SIGN AND MAIL
                                                  THIS PROXY TO FIRST WESTERN
                                                  BANCORP, INC., ATTENTION
                                                  THOMAS S. MANSELL, SECRETARY,
                                                  101 EAST WASHINGTON STREET,
                                                  P.O. BOX 1488, NEW CASTLE,
                                                  PENNSYLVANIA 16103-1488. AN
                                                  ENVELOPE IS ENCLOSED FOR YOUR
                                                  CONVENIENCE.